EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 19, 1999, relating to the financial statements, which appears in Tech Data Corporation's Annual Report on Form 10-K for the year ended January 31, 1999. We also consent to the incorporation by reference of our report dated March 19, 1999, relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP



Tampa, Florida
August 16, 1999